                                        6

                          AGREEMENT AND PLAN OF MERGER

                              MONEYZONE.COM, INC.,
                             A DELAWARE CORPORATION
                                       AND
                              MONEYZONE.COM CORP.,
                              A NEVADA CORPORATION

     THIS AGREEMENT AND PLAN OF MERGER dated as of June 13, 2001 (the
"Agreement") is entered into by and between MoneyZone.com, Inc., a Delaware corporation ("MoneyZone-Delaware") with its principal address at 6000 Fairview
Road, Suite 1410, Charlotte, NC 28210, and MoneyZone.com, a Nevada corporation
("MoneyZone-Nevada") with its principal address at 6000 Fairview Road, Suite
1410, Charlotte, NC 28210. MoneyZone-Delaware and MoneyZone-Nevada are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

A.   MoneyZone-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 40,000,000 shares, consisting of 25,000,000 shares of common stock, par value $.15 per share, and 15,000,000 shares of preferred stock, par value $.001 per share.
     As of June 12, 2001, 100 shares of MoneyZone-Delaware common stock were issued and outstanding, all of which are held by MoneyZone-Nevada and no shares of preferred stock were issued and outstanding.

B.   MoneyZone-Nevada is a corporation duly organized and existing under the laws of the State of Nevada and has an authorized capital of 15,333,333 shares, consisting of 333,333 shares of common stock, par value $.15 per share and 15,000,000 shares of preferred stock, par value, $.001 per share.
     As of June 12, 2001, 100,000 shares of MoneyZone-Nevada common stock were issued and outstanding and 100,000 shares of preferred stock were issued and outstanding.

C.   The Board of Directors of MoneyZone-Nevada has determined that, for the purpose of effecting the reincorporation of MoneyZone-Nevada in the State of Delaware, it is advisable and in the best interests of MoneyZone-Nevada and its stockholders that MoneyZone-Nevada merge with and into
     MoneyZone-Delaware upon the terms and conditions herein provided.

D.   The respective Boards of Directors of MoneyZone-Delaware and
     MoneyZone-Nevada have approved this Agreement and have directed that this
     Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, MoneyZone-Delaware and MoneyZone-Nevada hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                     MERGER

1.1  MERGER. In accordance with the provisions of this Agreement, the Delaware
     General Corporation Law and the Nevada Revised Statutes, MoneyZone-Nevada
     shall be merged with and into MoneyZone-Delaware (the "Reincorporation
     Merger"),  the  separate  existence  of  MoneyZone-Nevada  shall  cease and
     MoneyZone-Delaware shall survive the Reincorporation Merger and shall continue to be governed by the laws of the State of Delaware, and
     MoneyZone-Delaware shall be, and is herein sometimes referred to as, the
     "Surviving Corporation," and the name of the Surviving Corporation shall be
     "MoneyZone.com, Inc."

1.2  FILING AND EFFECTIVENESS. The Reincorporation Merger shall become effective when the following actions shall have been completed:

(a)  This Agreement and the Reincorporation Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the
     Nevada Revised Statutes;

(b)  All of the conditions precedent to the consummation of the Reincorporation
     Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

(c)  An executed Certificate of  Merger or an executed, acknowledged and certified counterpart of this Agreement meeting the requirements of the
     Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

(d)  An executed Articles of Merger or an executed counterpart of this Agreement meeting the requirements of the Nevada Revised Statutes shall have been filed with the Secretary of State of the State of Nevada. The date and time when the Reincorporation Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

1.3  EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of MoneyZone-Nevada shall cease and MoneyZone-Delaware, as the
     Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately  prior to the
     Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and MoneyZone-Nevada's Boards of Directors, (iii)
     shall succeed, without other transfer, to all of the assets, rights, powers and property of MoneyZone-Nevada in the manner as more fully set forth in
     Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately  prior to the Effective Date of the  Merger, and (v) shall succeed, without other  transfer, to all of the debts, liabilities and obligations of MoneyZone-Nevada in the same manner as if MoneyZone-Delaware had itself incurred  them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Nevada Revised
     Statutes.

                  II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1  CERTIFICATE OF INCORPORATION.   The Certificate of  Incorporation of
     MoneyZone-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of
     Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2  BYLAWS. The Bylaws of MoneyZone-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation  until duly amended in accordance with the provisions thereof and applicable law.

2.3  DIRECTORS AND OFFICERS.  The directors and officers of MoneyZone-Nevada immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving
     Corporation or the Bylaws of the Surviving Corporation.

                       III. MANNER OF CONVERSION OF STOCK

3.1  MONEYZONE-NEVADA COMMON, PREFERRED STOCK AND WARRANTS/OPTIONS. Upon the
     Effective Date of the Merger, each share of MoneyZone-Nevada common stock,
     $0.15 par value, issued and outstanding immediately prior thereto shall, by virtue of the Reincorporation Merger and without any action by the
     Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of common stock, $0.15 par value, of the Surviving
     Corporation. Upon the Effective Date of the Merger, each share of
     MoneyZone-Nevada preferred stock, $0.001 par value, issued and outstanding immediately prior thereto shall, by virtue of the Reincorporation Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of common stock, $0.001 par value, of the Surviving Corporation.  Upon the Effective Date of the Merger, each warrant and/or option to purchase shares of MoneyZone-Nevada common stock shall automatically be converted into a warrant and or/option (as applicable) to acquire an equal number of equivalent shares of
     MoneyZone-Delaware common stock.

3.2  MONEYZONE-NEVADA BENEFIT PLANS. Upon the Effective Date of the Merger, the
     Surviving Corporation shall assume and continue all employee benefit plans of  MoneyZone-Nevada. The execution of this Agreement shall constitute an amendment to each of the employee benefit plans to reflect the Surviving
     Corporation as the corporation referenced in such employee benefit plans notwithstanding the actual references therein to MoneyZone-Nevada.

3.3  MONEYZONE-DELAWARE COMMON STOCK.  Upon the Effective Date of the Merger,
     each share of common stock, $0.15 par value, of MoneyZone-Delaware issued and outstanding immediately prior thereto shall, by virtue of the
     Reincorporation Merger and without any action by MoneyZone-Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

3.4  EXCHANGE OF CERTIFICATES.  After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of
     MoneyZone-Nevada common stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to such holders prior to any requested exchange (the "Exchange  Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving
     Corporation's common stock into which such holders' shares of
     MoneyZone-Nevada common stock were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of MoneyZone-Nevada common stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation's common stock into which such shares of MoneyZone-Nevada common stock were converted in the Reincorporation Merger. The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any
     shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent,
     have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of common stock of the Surviving Corporation represented by such outstanding certificate as provided above. Each certificate representing common stock of the Surviving Corporation so issued in the Reincorporation Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of MoneyZone-Nevada so converted and given in exchange therefor, unless otherwise determined by the Board of
     Directors of the Surviving Corporation in compliance with applicable laws.
     If any certificate for shares of  MoneyZone-Delaware common stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to
     MoneyZone-Delaware or the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of MoneyZone-Delaware that such tax has been paid or is not payable.

                                   IV. GENERAL

4.1  FURTHER ASSURANCES. From time to time, as and when required by
     MoneyZone-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of MoneyZone-Nevada such deeds and other instruments, and there shall be taken or caused to be taken by
     MoneyZone-Delaware and MoneyZone-Nevada such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by MoneyZone-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of MoneyZone-Nevada and otherwise to carry out the purposes of this Agreement, and the officers and directors of
     MoneyZone-Delaware are fully authorized in the name and on behalf of
     MoneyZone-Nevada or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.2  COVENANTS OF MONEYZONE-DELAWARE.  MoneyZone-Delaware covenants and agrees that it will, on or before the Effective Date of the Merger take such other actions as may be required by Delaware Law or Nevada Law to accomplish the
     Reincorporation Merger, including appointing an agent for service of process in the State of Nevada if and to the extent required under provisions of Nevada law.

4.3  ABANDONMENT. At any time before the filing a Certificate of Merger with the
     Secretary of State of the State of Delaware and Articles of Merger with the
     Secretary of State of the State of Nevada, this Agreement may be terminated and the Reincorporation Merger may be abandoned for any reason whatsoever by the Board of Directors of either MoneyZone-Nevada or MoneyZone-Delaware, or both, notwithstanding the approval of this Agreement by the stockholders of MoneyZone-Nevada or by the sole stockholder of MoneyZone-Delaware, or by both.

4.4  AMENDMENT.  The Boards of Directors of the Constituent Corporations may
     amend this Agreement at any time prior to the filing of Articles of Merger and a Certificate of Merger with the Secretaries of State of the States of
     Nevada and Delaware, respectively, provided that an amendment made subsequent to the adoption and approval of this Agreement and the
     Reincorporation Merger by the stockholders of either Constituent
     Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the
     Certificate of Incorporation of the Surviving Corporation to be effected by the Reincorporation Merger, or (3) alter or change any of the terms and conditions of this Agreement, if in the case of clause (2) or (3) such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

4.5  REGISTERED OFFICE.  The registered office of the Surviving Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange
     Street, in the City of Wilmington, Delaware 19801, County of New Castle,
     and The Corporation Trust Company is the registered agent of the Surviving
     Corporation at such address.

4.6  AGREEMENT.  Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 6000 Fairview
     Road, Suite 1410, Charlotte, NC 28210, and copies thereof will be furnished to any stockholder and to any creditor of either Constituent Corporation, upon request and without cost.

4.7  GOVERNING LAW.  This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the
     State of Delaware and, so far as applicable, the merger provisions of the
     Nevada Revised Statutes.

4.8  COUNTERPARTS.  In order to facilitate the filing and recording of this
     Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which  together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement is hereby executed on behalf of each of such two corporations and attested by their respective officers

                                            MONEYZONE.COM (a Nevada Corporation)

                                            By: /s/ Randall Greene
                                                ------------------
                                            Name: Randall Greene
                                            Title:  CEO and President

Attest: /s/ Christine Smith
        -------------------
Name: Christine Smith
Title: Assistant Secretary

                                            MONEYZONE.COM, INC.
                                            (a Delaware Corporation)

                                            By: /s/ Randall Greene
                                                -------------------
                                            Name: Randall Greene
                                            Title:  CEO and President
Attest: /s/ Christine Smith
        -------------------
Name: Christine Smith
Title: Assistant Secretary